Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of NATIONAL COAL CORP. on Amendment No. 1 to Form S-3 of our report dated February 17, 2006 on the consolidated financial statements of NATIONAL COAL CORP. for the years ended December 31, 2005 and December 31, 2004, and for the eleven month period from its inception (January 30, 2003) to December 31, 2003.

/s/ Gordon, Hughes & Banks, LLP
GORDON, HUGHES & BANKS, LLP

Golden, Colorado

July 12, 2006